Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262807

Equitable Financial Life Insurance Company

Equitable Financial Life Insurance Company of America

Supplement dated January 11, 2023 to the current prospectus for Structured Capital Strategies® PLUS 21

This Supplement modifies certain information in the above-referenced prospectus (the “Prospectus”) offered by Equitable Financial Life Insurance Company (the “Company”). You should read this Supplement in conjunction with your Prospectus and retain it for future reference. This Supplement incorporates the Prospectus by reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center at 877-899-3743.

Effective February 21, 2023, subject to any state or other approvals, we will begin offering the following new Segment Options and Segment Types: (1) A new Dual Step Up Segment Option (described below); (2) A new Loss Limiter Segment Option (described below); (3) Additional Standard Segment Types with a -20% and -40% Segment Buffer for 1-year Segment Durations and -40% Segment Buffer for 6-year Segment Durations; (4) Additional Dual Direction Segment Types with a -10% and -15% Segment Buffer for 1-year Segment Durations with a minimum Performance Cap Rate of 2%; (5) Additional Step Up Segment Types with a -10% Segment Buffer for 6-year Segment Durations with a minimum Performance Cap Rate of 12%; (6) Additional Step Up Segment Types with a -15% Segment Buffer for 1-year Segment Durations; and (7) Additional Enhanced Upside Segment Types with a -10% Segment Buffer for 1-year Segment Durations, with a minimum Performance Cap Rate of 2%.

The following chart lists the current Segment Types (including any new Segment Types added herein):

Segment Option	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
Standard[1]	6 year	-10%; -15%; -20%; -40%	12%
	1 year	-10%; -15%; -20%; -40%	2%
DualDirection[2]	6 year	-10%; -15%; -20%	12%; 15%; 20%
	1 year	-10%; -15%	2%
AnnualLock[2]	6 year	-10%	2%
StepUp[2]	6 year	-10%	12%
	1 year	-10%; -15%	2%
EnhancedUpside[3],4	6 year	-10%; -15%	12%
	1 year	-10%	2%
DualStep Up2	1 year	-10%; -15%	2%
LossLimiter[3]	6 year[5]	-10%	12%
	1 year[6]	-10%	2%

1

Indices available: S&P 500 Price Return; Russell 2000® Price Return; MSCI EAFE Price Return; NASDAQ-100 Price Return; MSCI Emerging Markets Price Return (not available with 6-year Standard Segments); EURO STOXX 50® Return (not available with 6-year Standard Segments)

2

Indices available: S&P 500 Price Return; Russell 2000® Price Return (not available with 6-year Step Up Segments); MSCI EAFE Price Return (not available with 6-year Step Up Segments); NASDAQ-100 Price Return (not available with 6-year Step Up Segments)

3	Indices available: S&P 500 Price Return
4	Enhanced Upside Rates of 110% and 125% (the Performance Cap Rate is lower if you choose the 125% Enhanced Upside Rate)
5	Segment Investment Protection Level of 95%
6	Segment Investment Protection Level of 90%

On a Segment Maturity Date, the highest level of protection is the -40% Segment Buffer and lowest level of protection is the -10% Segment Buffer.

(1) Dual Step Up Segment Option.

We are adding a new Segment Option – Dual Step Up. A Dual Step Up Segment is any Segment belonging to a Segment Type whose name includes “Dual Step Up”. For Dual Step Up Segments the Segment Rate of Return is equal to the Performance Cap Rate if the Index Performance Rate is greater than or equal to the Segment Buffer or the Index Performance Rate subject to the Segment Buffer if the Index Performance Rate is less than the Segment Buffer.

IM-87-22 (1/23)	Cat. #800012 (1/23)
SCS PLUS 21/New Biz	#411350

Dual Step Up Segment example: For the S&P 500 Price Return Index/Dual Step Up/1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Dual Step Up/1 year/-10% with a 10% Performance Cap Rate. This means that you will participate in the performance of the S&P 500 Price Return Index for one year starting from the Segment Start Date. If the Index performs equal to or better than the Segment Buffer, your Segment Rate of Return will be 10% for that Segment Duration. This means if the Index performs negatively down to and including -10%, then your Segment Rate of Return will be 10%. If the Index performs more negatively than the Segment Buffer, your Segment Rate of Return will be negative equal to the percentage loss in the Index which exceeds the Segment Buffer.

Dual Step Up Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Dual Step Up Segments is equal to the Performance Cap Rate for certain lower and negative returns. Please note that the Performance Cap Rate and Segment Rate of Return for Dual Step Up Segments are cumulative rates of return from the Segment Start Date to the Segment Maturity Date. They are NOT annual rates.

The following Dual Step Up Segment Types are being added:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P500 Price Return Index	1 year	-10%; -15%	2%
Russell2000® Price Return	1 year	-10%; -15%	2%
MSCIEAFE Price Return	1 year	-10%; -15%	2%
NASDAQ-100Price Return	1 year	-10%; -15%	2%

Dual Step Up Segments. For Dual Step Up Segments, the Segment Rate of Return is equal to the Performance Cap Rate unless the Index Performance Rate is less than the Segment Buffer in which case it is equal to the Index Performance Rate subject to the Segment Buffer, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
is greater than or equal to the Segment Buffer	equal to the Performance Cap Rate minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected

These values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Rate of Return.

Please note: Because of the way Segment Rate of Return is calculated for Dual Step Up Segments, when the Index Performance Rate is near the Segment Buffer, a very small difference in the Index Performance Rate on the Segment Maturity Date can result in a very different Segment Rate of Return. For example, if the Performance Cap Rate is 10.00%, the Segment Buffer is -10% and the Index Performance Rate is -10.00% on the Segment Maturity Date, the Segment Rate of Return would be 10.00% whereas, if the Index Performance Rate is -10.01% on the Segment Maturity Date the Segment Rate of Return is -0.01%.

Dual Step Up Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Dual Step Up, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 10%, and you make no withdrawal from the Segment and do not elect the Return of Premium death benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 10% Segment Rate of Return, and your Segment Maturity Value would be $1,100. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (10%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10%).

•	The Segment Maturity Value ($1,100) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($100).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 10% Segment Rate of Return, and your Segment Maturity Value would be $1,100. We reach that amount as follows:

•	The Index Performance Rate (5%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (10%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10%).

•	The Segment Maturity Value ($1,100) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($100).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 10% Segment Rate of Return, and your Segment Maturity Value would be $1,100. We reach that amount as follows:

•	The Index Performance Rate (-5%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (10%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (10%).

•	The Segment Maturity Value ($1,100) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($100).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate is -15% and the Segment Buffer absorbs the first 10% of negative performance, so the Segment Rate of Return is -5% which is equal to the percentage exceeding the Segment Buffer (5%).

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).

•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

Assume that you invest $1,000 in an S&P 500 Price Return Index Dual Step Up, 1-year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 10%, and you make no withdrawal from the Segment and do elect the Return of Premium death benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 9.8% Segment Rate of Return, and your Segment Maturity Value would be $1,098. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than or equal to the Segment Buffer, so the Segment Rate of Return (9.8%) is equal to the Performance Cap Rate (10%) minus the Return of Premium Death Benefit charge (0.20%).

•	The Segment Return Amount ($98) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (9.8%).

•	The Segment Maturity Value ($1,098) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($98).

Risk Factors unique to Dual Step Up Segment Types

•	For Dual Step Up Segments, your Segment Rate of Return is limited by its Performance Cap Rate, which could cause your Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index.

•	Dual Step Up Segments will tend to have a lower Performance Cap Rate than Standard Segments with the same Index, Segment Duration and Segment Buffer.

(2) Loss Limiter Segment Option.

We are adding a new Segment Option – Loss Limiter. A Loss Limiter Segment is any Segment belonging to a Segment Type whose name includes “Loss Limiter”. For Loss Limiter Segments, the Segment Rate of Return is equal to the greater of (a) the Index Performance Rate subject to the Performance Cap Rate and Segment Buffer and (b) the Segment Investment Protection Level minus 1. We currently offer a Segment Investment Protection Level of 90% (Loss Limiter 90) for 1-year Segments and a Segment Investment Protection Level of 95% (Loss Limiter 95) for 6-year Segments. The 95% and 90% Segment Investment Protection Levels mean that you will lose no more than 5% or 10%, respectively, of your Segment Investment due to Index performance.

Loss Limiter Segment example: For the S&P 500 Price Return Index/ Loss Limiter 90 /1 year/-10% Segment Type, a Segment could be established as S&P 500 Price Return Index Loss Limiter 90 /1 year/-10% with a 9% Performance Cap Rate and 90% Segment Investment Protection. This means that you will participate in the performance of the S&P 500 Price Return Index for 1 year starting from the Segment Start Date. If the Index performs equal to or better than the Segment Buffer, your Segment Rate of Return could be as much as 9% for that Segment Duration. If the Index performs more negatively than the Segment Buffer, your Segment Rate of Return will be negative but no more than the Segment Investment Protection Level minus 1, in this example, -10%.

Loss Limiter Segments will generally have lower Performance Cap Rates than Standard Segments with the same Index, Segment Duration and Segment Buffer. This is because the Segment Rate of Return for Loss Limiter Segments limits the loss for negative returns to the Segment Investment Protection Level minus 1. Please note that the Performance Cap Rate and Segment Rate of Return for Loss Limiter Segments are cumulative rates of return from the Segment Start Date to the Segment Maturity Date. They are NOT annual rates, even if the Segment Duration is longer than one year.

The following Loss Limiter Segment Types are being added:

Index	Segment Duration	Segment Buffer	Minimum Performance Cap Rate
S&P500 Price Return Index	6 year* 1 year**	-10% -10%	12% 2%
*	Segment Investment Protection Level of 95%
**	Segment Investment Protection Level of 90%

Loss Limiter Segments. For Loss Limiter Segments, the Segment Rate of Return is equal to the greater of (a) Index Performance Rate, subject to the Performance Cap Rate and Segment Buffer and (b) the Segment Investment Protection Level minus 1; minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected, as follows:

where (a) is equal to:

If the Index Performance Rate:	Your Segment Rate of Return will be:
exceeds the Performance Cap Rate	equal to the Performance Cap Rate minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is positive but less than or equal to the Performance Cap Rate	equal to the Index Performance Rate minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is flat or negative by a percentage equal to or less than the Segment Buffer	equal to 0% minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected
is negative by a percentage greater than the Segment Buffer	negative, equal to the extent of the percentage exceeding the Segment Buffer minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected and (b) is equal to:

•	the Segment Investment Protection Level – 1, minus the Return of Premium Death Benefit charge if the Return of Premium Death Benefit is elected.

This means each Loss Limiter Segment is protected from negative Index performance in two coordinated ways at Segment maturity:

First:	the Segment Buffer absorbs the first 10% of any Index loss and then
Second:

the Segment Investment Protection limits your loss beyond the Segment Buffer to -5% or -10% (for Loss Limiter 95 6-year Segments or Loss Limiter 90 1-year Segments, respectively), thereby protecting 95% or 90% (for Loss Limiter 95 6-year Segments or Loss Limiter 90 1-year Segments, respectively) of the Segment Investment at Segment maturity.

Accordingly, if the Index Performance Rate is more negative than the Segment Buffer (which absorbs the first 10% of the loss), the Segment Investment Protection guarantees your Segment Rate of Return on the Segment Maturity Date will never be less than:

•	-5% for 6-year Loss Limiter 95 Segments (since the Segment Investment Protection Level of 95% -1 = -5%) or

•	-10% for 1-year Loss Limiter 90 Segments (since the Segment Investment Protection Level of 90% - 1 = -10%)

even if the Index Performance Rate is more negative than -15% or -20%, respectively.

Segment Investment Protection does not apply to amounts withdrawn from or transferred out of a Segment, or to free looks, death claims, annuitization, or surrenders before the Segment Maturity Date.

We will not offer new 6-year Loss Limiter Segments with a Segment Investment Protection Level of less than 95% or new 1-year Loss Limiter Segments with a Segment Investment Protection Level of less than 90%.

Loss Limiter Segment Examples

Assume that you invest $1,000 in an S&P 500 Price Return Index Loss Limiter 90, 1-year Segment with a -10% Segment Buffer and 90% Segment Investment Protection Level, we set the Performance Cap Rate for that Segment at 9%, and you make no withdrawal from the Segment and do not elect the Return of Premium death benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 9% Segment Rate of Return, and your Segment Maturity Value would be $1,090. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than the Performance Cap Rate (9%) so (a) is equal to the Performance Cap Rate of 9% and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1=-10%)), so the Segment Rate of Return is the greater of (a) and (b), which is 9%.

•	The Segment Return Amount ($90) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (9%).

•	The Segment Maturity Value ($1,090) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($90).

If the S&P 500 Price Return Index is 5% higher on the Segment Maturity Date than on the Segment Start Date, you will receive a 5% Segment Rate of Return, and your Segment Maturity Value would be $1,050. We reach that amount as follows:

•	The Index Performance Rate (5%) is less than the Performance Cap Rate (9%) so (a) is equal to the Index Performance Rate of 5% and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1=-10%)), so the Segment Rate of Return is the greater of (a) and (b), which is 5%

•	The Segment Return Amount ($50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (5%).
•	The Segment Maturity Value ($1,050) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($50).

If the S&P 500 Price Return Index is 5% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 0% Segment Rate of Return, and your Segment Maturity Value would be $1,000. We reach that amount as follows:

•	The Index Performance Rate (-5%) is negative and the Segment Buffer absorbs the first 10% of negative performance so (a) is 0% and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1=-10%)), so the Segment Rate of Return is the greater of (a) and (b), which is 0%.

•	The Segment Return Amount ($0) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (0%).

•	The Segment Maturity Value ($1,000) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($0).

If the S&P 500 Price Return Index is 15% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -5% Segment Rate of Return, and your Segment Maturity Value would be $950. We reach that amount as follows:

•	The Index Performance Rate (-15%) is negative and the Segment Buffer absorbs the first 10% of negative performance so (a) is equal to the extent of the percentage exceeding the Segment Buffer (-5%) and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1=-10%)), so the Segment Rate of Return is the greater of (a) and (b), which is -5%.

•	The Segment Return Amount (-$50) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-5%).

•	The Segment Maturity Value ($950) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$50).

If the S&P 500 Price Return Index is 25% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -10% Segment Rate of Return, and your Segment Maturity Value would be $900. We reach that amount as follows:

•	The Index Performance Rate (-25%) is negative and the Segment Buffer absorbs the first 10% of negative performance so (a) is equal to the extent of the percentage exceeding the Segment Buffer (-15%) and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1=-10%)), so the Segment Rate of Return is the greater of (a) and (b), which is -10%.

•	The Segment Return Amount (-$100) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-10%).

•	The Segment Maturity Value ($900) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$100).

Assume that you invest $1,000 in an S&P 500 Price Return Index Loss Limiter 90, 1-year Segment with a -10% Segment Buffer and 90% Segment Investment Protection Level, we set the Performance Cap Rate for that Segment at 9%, and you make no withdrawal from the Segment and do elect the Return of Premium death benefit.

If the S&P 500 Price Return Index is 20% higher on the Segment Maturity Date than on the Segment Start Date, you will receive an 8.8% Segment Rate of Return, and your Segment Maturity Value would be $1,088. We reach that amount as follows:

•	The Index Performance Rate (20%) is greater than the Performance Cap Rate (9%) so (a) is equal to the Performance Cap Rate of 9% and (b) is -10% (the Segment Investment Protection Level minus 1 (90%-1=-10%)), so the Segment Rate of Return is the greater of (a) and (b), which is 9%, minus the Return of Premium Death Benefit charge (0.20%).

•	The Segment Return Amount ($88) is equal to the Segment Investment ($1,000) multiplied by the Segment Rate of Return (8.8%).

•	The Segment Maturity Value ($1,088) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($88).

Risk Factors Unique to Loss Limiter Segments

•	For Loss Limiter Segments, your Segment Rate of Return is limited by its Performance Cap Rate, which could cause your Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index.

•	Loss Limiter Segments will tend to have a lower Performance Cap Rate than Standard Segments with the same Index, Segment Duration and Segment Buffer.

•	Segment Investment Protection applies on the Segment Maturity Date.

•	While the Segment Investment Protection limits losses due to Index performance to -5% or -10%, you could lose more than that due to withdrawal charges, the Segment Interim Value calculation, other contract fees and charges, and taxes.

Please also note the following changes to the Prospectus:

(A)	The following hereby amends the corresponding sections in “Allocating your contributions” in “Contract features and benefits”:

Effective February 21, 2023, the maximum current number of Segments that may be active in your contract at any time is 84. If you have 84 or more active Segments on the effective date, you will not be able to do certain things until you no longer have that many active Segments:

•	You will not be able to allocate to a new Segment or Segment Type Holding Account.

•	Any account value in a Segment Type Holding Account will be transferred to the EQ/Money Market variable investment option on the next Segment Start Date.

•	The Segment Maturity Value from a maturing Segment will not transfer into a new Segment and will instead be transferred to the EQ/Money Market variable investment option.

(B)	The following hereby amends the corresponding sections in “Incorporation of certain documents by reference”:

Equitable Financial Life Insurance Company’s Annual Report on Form 10-K for the period ended December 31, 2021, Equitable Financial’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022 and Equitable Financial’s current reports on Form 8-K dated August  16, 2022 and October 3, 2022, are considered to be part of this Prospectus because they are incorporated by reference. Equitable Financial Life Insurance Company of America’s Annual Report on Form 10-K for the period ended December  31, 2021 and Equitable America’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, are considered to be part of this Prospectus because they are incorporated by reference. The Calculation of Filing Fee Tables are considered part of this prospectus because they are incorporated by reference.

(C)	The following hereby supplements the information in “Appendix: Segment Interim Value — Overview of the Purposes and Impacts of the Calculation — Fair Value of Hypothetical Derivatives”:

For Dual Step Up Segments, we use hypothetical put and binary call options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the downside protection that would be provided at maturity by the Segment Buffer as well as the potential payout at maturity equal to the Performance Cap Rate.

For Loss Limiter Segments, we use hypothetical put and call options to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the downside protection that would be provided at maturity by the Segment Buffer and Segment Investment Protection as well as the upper limit that would be placed on gains at maturity due to the Performance Cap Rate.

(D)	The following hereby supplements the information in “Appendix: Segment Interim Value — Overview of the Purposes and Impacts of the Calculation — Fair Value of Hypothetical Derivatives”:

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Dual Step Up Segments is calculated using two different hypothetical options. These hypothetical options are designated for each Dual Step Up Segment and are described in more detail below.

In-the-Money Binary Call Option (strike price equals the index decreased by the Segment Buffer). For Dual Step Up Segments, the potential gain is estimated using the value of this hypothetical option.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer). The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that the put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

At the time the Segment Interim Value is determined, the Fair Value of Hypothetical Derivatives for Loss Limiter Segments is calculated using several different hypothetical options. These hypothetical options are designated for each Loss Limiter Segment and are described in more detail below.

At-the-Money Call Option (strike price equals the index value at Segment inception). For Loss Limiter Segments, the potential for gain in an up market is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index increased by the Performance Cap Rate). The potential for gain in excess of the Performance Cap Rate is estimated using the value of this hypothetical option.

•	For Loss Limiter Segments, the net amount of the At-the-Money Call Option less the value of the Out-of-the-Money Call Option is an estimate of the possibility of gain at the end of the Segment in an up market limited by the Performance Cap Rate.

Out-of-the-Money Put Option (strike equals index decreased by the Segment Buffer). The risk of loss in a down market in excess of the Buffer is estimated using the value of this hypothetical option.

Further Out-of-the-Money Put Option (strike equals index decreased by the (Segment Investment Protection Level – 1) less Segment Buffer). For Loss Limiter Segments, the risk of loss in a down market in excess of the (Segment Investment Protection Level – 1) less Segment Buffer is estimated using the value of this hypothetical option.

•	For Loss Limiter Segments, the net amount of the Segment Investment less Out-of-the-Money Put plus the value of the Further Out-of-the-Money Put is an estimate of the possibility of downside protection at the end of Segment in down market.

•	It is important to note that the put option value will almost always reduce the Segment Interim Value, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

(E)	The following hereby supplements the information in “Appendix: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — Fair Value of Hypothetical Derivatives”:

For each Dual Step Up Segment, we designate and value two hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Dual Step Up Segments, these are: (1) the In-the-Money Binary Call Option and (2) the Out-of-the-Money Put Option. At Segment maturity, the binary call option is designed to provide gains equal to the Performance Cap Rate while the put option is designed to value the loss below the buffer.

For each Loss Limiter Segment, we designate and value several hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested. For Loss Limiter Segments, these are: (1) the At-the-Money Call Option, (2) Out-of-the-Money Call Option, (3) Out-of-the-Money Put Option, and (4) Further Out-of-the-Money Put Option. At Segment maturity, these hypothetical options are designated to value gains up to the Performance Cap Rate in an up market and downside protection (Segment Buffer and then Segment Investment Protection) in a down market.

(F)	The following hereby supplements the information in “Appendix: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — Fair Value of Hypothetical Derivatives”:

(1)

In-the-Money Binary Call Option: This is an option to receive the Performance Cap Rate on the scheduled Segment Maturity Date, if the index price is at or higher than the index price on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the In-the-Money Binary Call Option represents the market value of the potential to receive the Performance Cap Rate on the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of this option reduces the Interim Segment Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment maturity.

For Dual Step Up Segments, the Fair Value of Derivative is equal to (1) minus (2), as defined above.

(1)

At-the-Money Call Option: This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the Segment Duration, the fair value of the At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment on the Segment Maturity Date equal to the percentage growth in the index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Call Option: This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Performance Cap Rate. At any time during the Segment Duration, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Performance Cap Rate, multiplied by the Segment Investment. The value of this option is used to offset the value of the At-the-Money Call Option, thus recognizing a ceiling on gain at Segment maturity imposed by the Performance Cap Rate.

(3)

Out-of-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment.

(4)

Further Out-of-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment maximum loss and the Segment Buffer (e.g., 15% for 95% Segment Investment Protection Level and 10% Segment Buffer; 20% for 90% Segment Investment Protection Level and 10% Segment Buffer). At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the (Segment Investment Protection Level – 1) less Segment Buffer, multiplied by the Segment Investment. The value of the Further Out-of-the-Money Put is used to offset the value of the Out-of-the-Money Put, thus recognizing a Segment maximum loss equal to the Segment Investment Protection Level – 1.

For Loss Limiter Segments, the Fair Value of Derivatives is equal to (1) minus (2) minus (3) plus (4), as defined above.

(G)	The following hereby supplements the information in “Appendix: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — (A)(2) Fair Value of Hypothetical Derivatives”:

We determine the fair value of each of the applicable designated hypothetical options for a Dual Step Up or Loss Limiter Segment using a market standard model for valuing a European option on the Index, assuming a continuous dividend yield or net convenience value, with inputs that are consistent with market prices that reflect the estimated cost of exiting the hypothetical Derivatives prior to Segment maturity (e.g., the estimated ask price).

(H)	The following hereby supplements the information in “Appendix: Segment Interim Value — Detailed Descriptions of Specific Inputs to the Calculation — (B) Pro Rata Share of Performance Cap Rate”:

For Dual Step Up and Loss Limiter Segments, prior to the Segment Maturity Date, your Segment Interim Value will be limited by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed.

(I)	The following hereby supplements the information in “Appendix: Segment Interim Value”:

Examples: Segment Interim Value — Dual Step Up Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	10%	10%
Timeto Maturity (in months)	9	3

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
FairValue of Hypothetical Fixed Instrument	$981.76	$993.88
FairValue of Hypothetical Derivatives	$89.80	$94.84
CapCalculation Factor	$12.00	$4.00
Sumof above	$1,083.56	$1,092.72
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$1,025.00	$1,075.00

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
FairValue of Hypothetical Fixed Instrument	$981.76	$993.88
FairValue of Hypothetical Derivatives	$58.48	$86.45
CapCalculation Factor	$12.00	$4.00
Sumof above	$1,052.23	$1,084.33
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$1,025.00	$1,075.00

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
FairValue of Hypothetical Fixed Instrument	$981.76	$993.88
FairValue of Hypothetical Derivatives	-$22.45	$6.18
CapCalculation Factor	$12.00	$4.00
Sumof above	$971.30	$1,004.05
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$971.30	$1,004.05

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
FairValue of Hypothetical Fixed Instrument	$981.76	$993.88
FairValue of Hypothetical Derivatives	-$287.37	-$296.75
CapCalculation Factor	$12.00	$4.00
Sumof above	$706.38	$701.13
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$706.38	$701.13

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 22.50% is assumed for the at the money option and implied volatility of 26.50% is assumed for the out of the money options.
(2)	Investment rate is 4.18%.
(3)	Swap rate is 4.58%.
(4)	Index dividend yield is 0.87% annually.
(5)	One-half estimated Bid-Ask Spread of 50 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Dual Step Up Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	10%	10%
Timeto Maturity (in months)	9	3
AmountWithdrawn[1]	$100	$100

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
SegmentInterim Value[2]	$1,025.00	$1,075.00
PercentWithdrawn[3]	9.76%	9.30%
NewSegment Investment[4]	$902.44	$906.98
NewSegment Interim Value[5]	$925.00	$975.00

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
SegmentInterim Value[2]	$1,025.00	$1,075.00
PercentWithdrawn[3]	9.76%	9.30%
NewSegment Investment[4]	$902.44	$906.98
NewSegment Interim Value[5]	$925.00	$975.00

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
SegmentInterim Value[2]	$971.30	$1,004.05
PercentWithdrawn[3]	10.30%	9.96%
NewSegment Investment[4]	$897.05	$900.40
NewSegment Interim Value[5]	$871.30	$904.05

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
SegmentInterim Value[2]	$706.38	$701.13
PercentWithdrawn[3]	14.16%	14.26%
NewSegment Investment[4]	$858.43	$857.37
NewSegment Interim Value[5]	$606.38	$601.13

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Examples: Segment Interim Value — Loss Limiter Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	10%	10%
SegmentInvestment Protection Level	90%	90%
Timeto Maturity (in months)	9	3

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
FairValue of Hypothetical Fixed Instrument	$966.23	$988.62
FairValue of Hypothetical Derivatives	$80.88	$93.65
CapCalculation Factor	$15.00	$5.00
Sumof above	$1,062.12	$1,087.26
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$1,025.00	$1,075.00

Item	1-Year Segment	1-Year Segment

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
FairValue of Hypothetical Fixed Instrument	$966.23	$988.62
FairValue of Hypothetical Derivatives	$41.26	$55.04
CapCalculation Factor	$15.00	$5.00
Sumof above	$1,022.50	$1,048.65
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$1,022.50	$1,048.65

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
FairValue of Hypothetical Fixed Instrument	$966.23	$988.62
FairValue of Hypothetical Derivatives	$5.91	$0.48
CapCalculation Factor	$15.00	$5.00
Sumof above	$987.14	$994.10
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$987.14	$994.10

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
FairValue of Hypothetical Fixed Instrument	$966.23	$988.62
FairValue of Hypothetical Derivatives	-$5.02	-$4.02
CapCalculation Factor	$15.00	$5.00
Sumof above	$976.22	$989.59
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,025.00	$1,075.00
SegmentInterim Value	$976.22	$989.59

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities are assumed: 22.50% (At-the-Money Call), 25.07% (Out-of-the-Money Call), 26.50% (Out-of-the-Money Put), and 24.50% (Further Out-of-the-Money Put).
(2)	Investment rate is 4.18%.
(3)	Swap rate is 4.58%.
(4)	Index dividend yield is 0.87% annually.
(5)	One-half estimated Bid-Ask Spread of 40 bps.

Examples: Effect of Withdrawals on Segment Interim Value — Loss Limiter Segments

Item	1-Year Segment	1-Year Segment
SegmentDuration (in months)	12	12
ValuationDate (Months since Segment Start Date)	3	9
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	10%	10%
SegmentInvestment Protection Level	90%	90%
Timeto Maturity (in months)	9	3
AmountWithdrawn[1]	$100	$100
Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
SegmentInterim Value[2]	$1,025.00	$1,075.00
PercentWithdrawn[3]	9.76%	9.30%
NewSegment Investment[4]	$902.44	$906.98
NewSegment Interim Value[5]	$925.00	$975.00

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
SegmentInterim Value[2]	$1,022.50	$1,048.65
PercentWithdrawn[3]	9.78%	9.54%
NewSegment Investment[4]	$902.20	$904.64
NewSegment Interim Value[5]	$922.50	$948.65

Item	1-Year Segment	1-Year Segment
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
SegmentInterim Value[2]	$987.14	$994.10
PercentWithdrawn[3]	10.13%	10.06%
NewSegment Investment[4]	$898.70	$899.41
NewSegment Interim Value[5]	$887.14	$894.10

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
SegmentInterim Value[2]	$976.22	$989.59
PercentWithdrawn[3]	10.24%	10.11%
NewSegment Investment[4]	$897.56	$898.95
NewSegment Interim Value[5]	$876.22	$889.59

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).

Examples: Segment Interim Value — Loss Limiter Segments

Item	6-Year Segment	6-Year Segment
SegmentDuration (in months)	72	72
ValuationDate (months since Segment Start Date)	9	69
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	75%	75%
SegmentInvestment Protection Level	95%	95%
Timeto Maturity (in months)	63	3

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
FairValue of Hypothetical Fixed Instrument	$742.84	$774.83
FairValue of Hypothetical Derivatives	$247.34	$262.33
CapCalculation Factor	$117.50	$100.83
Sumof above	$1,107.68	$1,137.99
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,093.75	$1,718.75
SegmentInterim Value	$1,093.75	$1,137.99

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
FairValue of Hypothetical Fixed Instrument	$742.84	$774.83
FairValue of Hypothetical Derivatives	$166.07	$172.15
CapCalculation Factor	$117.50	$100.83
Sumof above	$1,026.41	$1,047.81
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,093.75	$1,718.75
SegmentInterim Value	$1,026.41	$1,047.81

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
FairValue of Hypothetical Fixed Instrument	$742.84	$774.83
FairValue of Hypothetical Derivatives	$111.71	$112.71
CapCalculation Factor	$117.50	$100.83
Sumof above	$972.05	$988.37
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,093.75	$1,718.75
SegmentInterim Value	$972.05	$988.37

Item	6-Year Segment	6-Year Segment

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
FairValue of Hypothetical Fixed Instrument	$742.84	$774.83
FairValue of Hypothetical Derivatives	$48.95	$47.84
CapCalculation Factor	$117.50	$100.83
Sumof above	$909.29	$923.50
SegmentInvestment multiplied by prorated Performance Cap Rate	$1,093.75	$1,718.75
SegmentInterim Value	$909.29	$923.50

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities are assumed: 22.50% (At-the-Money-Call), 28.40% (Out-of-the-Money-Call), 26.50% (Out-of-the-Money-Put), and 24.50% (Further Out-of-the-Money Put).
(2)	Investment rate is 4.08%.
(3)	Swap rate is 5.06%.
(4)	Index dividend yield is 0.77% annually.
(5)	One-half estimated Bid-Ask Spread of 40 bps

Examples: Effect of Withdrawals on Segment Interim Value — Loss Limiter Segments

Item	6-Year Segment	6-Year Segment
SegmentDuration (in months)	72	72
ValuationDate (months since Segment Start Date)	9	69
SegmentInvestment	$1,000	$1,000
SegmentBuffer	-10%	-10%
PerformanceCap Rate	75%	75%
SegmentInvestment Protection Level	95%	95%
Timeto Maturity (in months)	63	3
AmountWithdrawn[1]	$100	$100

Assuming the change in the Index Value is 40% (for example from 100.00 to 140.00)
SegmentInterim Value[2]	$1,093.75	$1,137.99
PercentWithdrawn[3]	9.14%	8.79%
NewSegment Investment[4]	$908.57	$912.13
NewSegment Interim Value[5]	$993.75	$1,037.99

Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
SegmentInterim Value[2]	$1,026.41	$1,047.81
PercentWithdrawn[3]	9.74%	9.54%
NewSegment Investment[4]	$902.57	$904.56
NewSegment Interim Value[5]	$926.41	$947.81

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
SegmentInterim Value[2]	$972.05	$988.37
PercentWithdrawn[3]	10.29%	10.12%
NewSegment Investment[4]	$897.12	$898.82
NewSegment Interim Value[5]	$872.05	$888.37

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)
SegmentInterim Value[2]	$909.29	$923.50
PercentWithdrawn[3]	11.00%	10.83%
NewSegment Investment[4]	$890.02	$891.72
NewSegment Interim Value[5]	$809.29	$823.50

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawn).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawn).